                                                                      Exhibit 99


FOR IMMEDIATE RELEASE                    Contact:  Ellen J. Roberts
                                                   Investor Relations
                                                   (302) 651-8069
                                                   eroberts@wilmingtontrust.com


WILMINGTON TRUST RAISES DIVIDEND, REPORTS EARNINGS

Wilmington, Del., April 17, 2003 - Wilmington Trust Corporation (NYSE: WL) today reported first quarter 2003 earnings, on a diluted basis, of $0.44 per share. Net income was $29.4 million. Strong sales in all of the company's core businesses were eclipsed by a drop in the net interest margin and the effects of continued equity market declines on advisory revenue.

"Our loan balances increased, and revenue from our wealth advisory and corporate client businesses rose. Credit quality remained stable, and we kept expenses in check," said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. "The current interest rate environment challenged our ability to maintain our net interest margin, which fell significantly after two consecutive years of margin stability."

Cecala said that positive sales trends and continued confidence in the company's business strategy led the Board of Directors to raise the quarterly cash dividend by $0.015, or 5.9%, from $0.255 to $0.27. This will raise the annual dividend to $1.08. The quarterly dividend is payable on May 15, 2003, to stockholders of record on May 1, 2003.

This marks the 22nd consecutive year that Wilmington Trust has raised its dividend. According to Mergent, Inc.'s Dividend Achievers, only 159 of the more than 8,700 companies that are publicly traded on the NYSE, NASDAQ, or AMEX have raised their dividends for 20 or more consecutive years.

On an annualized basis, the first quarter 2003 return on average assets was 1.46% and return on average stockholders' equity was 15.96%, compared with 1.76% and 18.73%, respectively, for the 2002 first quarter.

LOAN BALANCES CONTINUE TO GROW

Business development and the relative health of the diversified economy throughout the Delaware Valley region, where the company's banking business is concentrated, contributed to steady growth in the banking business. Loan balances, on average, were $6.0 billion, which was slightly ahead of fourth quarter 2002 balances on average and more than 9% ahead of the 2002 first quarter amount. This increase was achieved in the wake of higher-than-expected levels of refinancings and pay downs as commercial and retail clients took advantage of record-low interest rates. The growth in loan balances was split evenly between the Delaware and southeastern Pennsylvania markets.

Growth was especially strong in total commercial loans. Balances, on average, rose 16% from the 2002 first quarter and 3% from the 2002 fourth quarter. Real estate construction lending was particularly strong - 29% ahead of the 2002 first quarter and 16% ahead of the 2002 fourth quarter - as low interest rates stimulated investment in real estate projects.

In the retail portfolio, consumer loan balances rose from their year-ago and prior-quarter periods, as collateral lending, primarily to wealth advisory clients, increased. Residential mortgage balances continued to decline, as the interest rate environment prompted a high volume of refinancings and prepayments. Residential mortgage balances do not reflect mortgage originations, as nearly all new mortgage production is sold into the secondary market.

Core deposit balances continued to grow in line with trends experienced over the past 12 months, which suggest that clients are placing funds in bank accounts rather than risk the current volatility in equity investing.

The use of wholesale funding, which is reported as national certificates of deposit $100,000 and over, rose 29% from the year-ago period and 4% from the 2002 fourth quarter. Favorable interest rates led the company to take advantage of this source of funding to leverage the investment portfolio and support loan growth.

Wilmington Trust defines the Delaware Valley region as encompassing the I-95 corridor from Princeton to Baltimore, the state of Delaware, and Maryland's Eastern Shore. Within this region, the company's commercial banking business is targeted to clients with privately held businesses that generate $5 million to $250 million in annual sales, and where the opportunity exists for a combined credit and financial advisory relationship.

The Delaware Valley region benefits from an economic base that is diversified across the financial services, life sciences, pharmaceutical, chemical, technology, manufacturing, tourism, and agriculture industries. According to U.S. Department of Labor statistics, Delaware's unemployment rate of 3.7% is 2 percentage points lower than the nationwide rate, which was 5.8% at the end of February.

NET INTEREST MARGIN DECLINES

Although first quarter 2003 net interest income was 5% higher than for the year-ago period, the net interest margin fell to 3.75%. This was 22 basis points lower than for the 2002 first quarter and 11 basis points lower than for the 2002 fourth quarter.

A combination of factors led to the decline, including an interest rate environment that was more challenging than expected, the company's asset-sensitive positioning, and a flattening yield curve.

- First quarter 2003 was the first quarter to reflect fully the rate reduction made by the Federal Reserve in November 2002, which brought the prime rate to 4.25%, its lowest since 1959.

- Loan yields fell, as clients paid off loans or refinanced them at lower rates. Loan yields declined 77 basis points from the 2002 first quarter and 26 basis points from the 2002 fourth quarter.

- Approximately $1 billion of the total commercial portfolio is tied to LIBOR rates. The 3-month LIBOR declined 10 basis points during the quarter, from 1.38% at December 31, 2002, to 1.28% at March 31, 2003.

- Deposit pricing on many products continued to reach new lows. Interest-bearing deposit expense was 51 basis points lower than the 2002 first quarter and 18 basis points lower than the 2002 fourth quarter.

- Yields from investment securities declined 68 basis points from the 2002 first quarter and 25 basis points from the 2002 fourth quarter. Prepayments and calls exceeded $150 million, as issuers redeemed instruments prior to their scheduled maturities. Approximately $108 million was added to the portfolio during the quarter, but these investments were made at yields lower than those of the prepayments and calls.

Roughly 8 basis points of the margin decline can be accounted for as follows:

- Approximately $108 million, on average, in new commercial mortgage loans was added during the quarter, with lower spreads. This accounted for 2 basis points of the decline.

- Approximately $80 million of total commercial loan balances refinanced during the quarter, accounting for 2 basis points of the decline.

- Turnover in the investment portfolio, plus the additional leveraging that occurred during the quarter, accounted for 4 basis points of the decline.

Additional loan and investment repricing could compress the net interest margin by 10 additional basis points during the second quarter of 2003. Any action by the Federal Reserve to lower key interest rates might further compress the margin.

CREDIT QUALITY HOLDS STEADY

Credit quality in the loan portfolio remained stable, due to the company's strict underwriting standards and practice of relationship-based lending. At 7 basis points, the net charge-off ratio was l basis point lower than for the 2002 first quarter and 5 basis points lower than for the 2002 fourth quarter.

The period-end reserve ratio was 1.43%, which was 5 basis points lower than for the 2002 first quarter and 2 basis points higher than for the 2002 fourth quarter. The ratio of period-end loans past due 90 days was 0.14%, which was 1 basis point higher than for the 2002 first quarter, but 7 basis points lower than for the 2002 fourth quarter.

The rise in nonaccruing loans was due almost entirely to a single relationship with a client in the specialty restaurant and entertainment business. The majority of the year-on-year increase in other real estate owned (OREO) represented a Maryland beach resort residential construction project, on which the company does not anticipate a loss. These two items accounted for the increase in the ratio of period-end nonperforming assets to loans.

The composition of the loan portfolio, which is well diversified across commercial and consumer lines, remained relatively unchanged. The company's internal risk rating analysis also was relatively unchanged. Tables that show changes in these indicators may be found with the financial information that accompanies this release.

MARKET DECLINES CONTINUE TO MITIGATE ADVISORY BUSINESS GROWTH

Noninterest income, excluding amortization and securities gains or losses, accounted for 47.4% of the total revenue for the first quarter of 2003. Nearly 80% of total noninterest income was generated by the advisory businesses. The wealth advisory business continued to post strong growth, and the corporate client business continued its trend of double-digit growth. Volatility and declines in the financial markets continued to limit the contribution from the affiliate asset managers, Cramer Rosenthal McGlynn and

Roxbury Capital Management. On a combined basis, assets under management, including those of the affiliates, were $28.9 billion.

On a GAAP basis, total noninterest income accounted for 47.2% of total first quarter revenue. The company generally excludes securities gains or losses and amortization from its calculation of this percent, in order to better reflect ongoing revenue.

Poor performance in the equity markets continued to overshadow the full extent of the momentum in the wealth advisory business. Wealth advisory revenue was higher than for both the year-ago and prior-quarter periods. The 7% increase from the 2002 first quarter was achieved against equity markets that fell 20% or more for the corresponding period. Wealth advisory revenue rose 3% over the 2002 fourth quarter, while equity market indices declined by a similar amount.

The strength of the services offered by Balentine & Company, which is Wilmington Trust's investment counseling firm, accounted for most of the growth in wealth advisory revenue.

Approximately 70% of wealth advisory fees are tied to the market value of assets. Fees generally are calculated monthly, using market values on the last day of the previous month. A comparison of wealth advisory revenue to major equity market indices is included in the financial information that accompanies this release.

Corporate client revenue rose 10% over the 2002 first quarter and reached $14.9 million, which was this business's highest-ever first quarter revenue. The largest contributor to the growth was the entity management component, which includes the contribution from SPV Management Limited, the European services company that was acquired in April 2002.

The company's lack of lending or securities underwriting conflict of interests continued to attract new business. In the bankruptcy proceedings of the Maxxim Medical Group,

Inc., the company was appointed to represent lenders as a member of the unsecured creditors committee.

Corporate client fees are priced according to the complexity of the services provided. Most of these services are performed on a multi-year contract basis, which generates an annuity-like stream of income that accounts for the majority of corporate client revenue. Approximately 25% of corporate client revenue is tied to asset valuations, most of which are associated with the retirement plan assets for which the company serves as trustee.

Revenue from the two affiliate asset managers fell sharply, as the combination of equity market declines and the lost business stemming from investor caution took their toll. Revenue from Cramer Rosenthal McGlynn, a value-style manager, was more than 80% lower than for the 2002 first quarter and nearly 44% lower than for the 2002 fourth quarter.

Roxbury Capital Management, a growth-style manager, recorded a loss of $0.9 million for the quarter. This compares with the $1.44 million loss Roxbury recorded for the 2002 fourth quarter.

The revenue generated by Cramer Rosenthal McGlynn was not strong enough to offset the loss at Roxbury, which resulted in a loss, on a combined basis, in the affiliate manager line for the first quarter of 2003. In contrast, the two affiliates contributed $7.9 million of revenue for the first quarter of 2002. The shortfall in affiliate manager revenue accounted for approximately $0.08 in earnings per share.

In other noninterest income, the increase resulted from more favorable dispositions of leased autos and the sale of residential mortgages.

EXPENSES ON PLAN

Expenses were on plan for the first quarter and, for the most part, were lower than for the 2002 fourth quarter. Increases from the prior year resulted from:

- SPV Management expenses of $1 million. SPV Management expenses weren't consolidated until the 2002 second quarter.

-     Sales incentive payments.

-     Higher pension and benefits expenses.

-     Fees paid by Balentine to third-party investment managers.

As a result of the uncertain economic outlook for the remainder of 2003, the company is taking a number of steps to reduce expenses. Discretionary spending will be restrained, certain capital expenditures will be postponed, and growth in the size of the workforce will be limited. The company expects that expenses will total $305 million for the year.

SHARE BUYBACK MINIMAL

The company bought back 16,008 shares of its stock during the quarter. This brought the total purchased under the current 8-million-share program, which commenced in April 2002, to 64,742 shares.

CONFERENCE CALL TODAY

Management will discuss results in a conference call today at 2:00 p.m. (EDT). To access the call, dial 888-858-4723. This release, supporting financial information, and a simultaneous Web streaming of the conference call audio will be available online at wilmingtontrust.com. A rebroadcast of the conference call will be available from 3:30 p.m. (EDT) Thursday, April 17, until 4:00 p.m. (EDT) Thursday, April 24, by calling 877-519-4471 and using PIN number 3842166.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements which reflect the company's current expectations about its future performance. These statements rely on a number of assumptions and estimates and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect the company's future financial results are discussed more fully in the periodic reports the company files with the Securities and Exchange Commission. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

ABOUT WILMINGTON TRUST

Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides wealth management and specialized corporate services to clients throughout the U.S. and in more than 50 other countries, and commercial banking services throughout the Delaware Valley region. Its wholly owned bank subsidiary, Wilmington Trust Company, which celebrates its 100th anniversary in 2003, is the 15th largest personal trust provider in the United States. Wilmington Trust and its affiliates have offices in California, Delaware, Florida, Georgia, Maryland, Nevada, New Jersey, New York, Pennsylvania, Tennessee, the Cayman Islands, the Channel Islands, and London, and other affiliates in Dublin and Milan. For more information, visit www.wilmingtontrust.com.

                                      # # #

                          WILMINGTON TRUST CORPORATION
                                ANALYST SUMMARY
              As of and for the three months ended March 31, 2003

                                    SUMMARY

                                                                                     THREE MONTHS ENDED
                                                                -------------------------------------------------------------
                                                                                                            % CHANGE FROM:
                                                                                                          -------------------
                   (DOLLARS IN THOUSANDS)                       MAR. 31,      DEC. 31,     MAR. 31,         PRIOR      PRIOR
                                                                  2003          2002         2002          QUARTER      YEAR
                                                                --------      --------     --------       ---------   -------
EARNINGS
Net income                                                      $ 29,377      $ 32,298     $ 32,096          (9.0)      (8.5)
Net income per share -- diluted                                     0.44          0.49         0.48         (10.2)      (8.3)
SELECTED RATIOS AND STATISTICS Net income as a percentage of:
  Average assets                                                    1.46%         1.60%        1.76%
  Average stockholders' equity                                     15.96         17.30        18.73
Net interest margin (tax-equivalent basis)                          3.75          3.86         3.97
Average stockholders' equity to assets                              9.15          9.27         9.42
Total risk-based capital ratio                                     10.20         10.19        11.18
Tier 1 risk-based capital ratio                                     7.11          7.07         7.83
Tier 1 leverage capital ratio                                       6.15          6.11         6.50
Staffing (FTE)                                                     2,342         2,361        2,330
CAPITAL
Average stockholders' equity                                    $746,504      $740,789     $695,071           0.8        7.4
Period-end primary capital                                       840,816       826,426      782,299           1.7        7.5
Per share:
  Book value                                                       11.49         11.30        10.67           1.7        7.7
  Dividends declared                                               0.255         0.255         0.24            --        6.3
STOCK DATA
Average shares outstanding -- basic (000)                         65,692        65,584       65,619
Average shares outstanding -- diluted (000)                       66,174        66,148       66,510
Period-end shares outstanding (000)                               65,705        65,628       65,634
Shares purchased -- buyback                                       16,008        36,538      234,148
Price:
  High                                                          $  33.61      $  33.09     $  34.63
  Low                                                              26.00         25.20        30.85
  Close                                                            27.80         31.68        33.66
LOAN QUALITY
Period-end reserve for loan losses                              $ 86,010      $ 85,157     $ 81,803
Period-end non-performing assets:
  Nonaccrual                                                      64,642        42,352       33,932
  OREO                                                             3,934         3,118          504
Period-end past due 90 days                                        8,304        12,497        6,981
Period-end renegotiated loans                                         --            --          369
Gross charge-offs                                                  5,274         7,966        5,140
Recoveries                                                         1,192           823          864
Net charge-offs                                                    4,082         7,143        4,276
Ratios:
  Period-end reserve to loans                                       1.43%         1.41%        1.48%
  Period-end non-performing assets to loans                         1.14          0.75         0.62
  Period-end loans past due 90 days to total loans                  0.14          0.21         0.13
  Net charge-offs to average loans                                  0.07          0.12         0.08

                          WILMINGTON TRUST CORPORATION
                                ANALYST SUMMARY
              As of and for the three months ended March 31, 2003

                                INCOME STATEMENT

                                                                                     THREE MONTHS ENDED
                                                                -------------------------------------------------------------
                                                                                                            % CHANGE FROM:
                                                                                                          -------------------
                   (DOLLARS IN THOUSANDS)                       MAR. 31,      DEC. 31,     MAR. 31,         PRIOR      PRIOR
                                                                  2003          2002         2002          QUARTER      YEAR
                                                                --------      --------     --------       ---------   -------
Interest income                                                 $ 92,788      $ 96,937     $ 96,268          (4.3)      (3.6)
Interest expense                                                  24,493        26,999       31,090          (9.3)     (21.2)
                                                                --------      --------     --------
   Net interest income                                            68,295        69,938       65,178          (2.3)       4.8
Provision for loan losses                                         (4,935)       (5,556)      (5,295)        (11.2)      (6.8)
                                                                --------      --------     --------
   Net interest income after provision for loan losses            63,360        64,382       59,883          (1.6)       5.8
                                                                --------      --------     --------
Noninterest income:
   Total advisory fees:
     Wealth advisory services                                     33,635        32,735       31,308           2.7        7.4
     Corporate client services                                    14,927        18,224       13,559         (18.1)      10.1
     Affiliate managers                                             (223)         (226)       7,870          (1.3)        --
                                                                --------      --------     --------
       Total advisory fees                                        48,339        50,733       52,737          (4.7)      (8.3)
     Amortization of other intangibles                              (328)         (368)         (82)        (10.9)     300.0
                                                                --------      --------     --------
       Net total advisory fees after amortization of other
         intangibles                                              48,011        50,365       52,655          (4.7)      (8.8)
                                                                --------      --------     --------
   Service charges on deposit accounts                             7,293         7,760        6,885          (6.0)       5.9
   Other noninterest income                                        5,860         7,590        5,131         (22.8)      14.2
   Securities gains/(losses)                                          (1)        2,005           --            --         --
                                                                --------      --------     --------
     Total noninterest income                                     61,163        67,720       64,671          (9.7)      (5.4)
                                                                --------      --------     --------
     Net interest and noninterest income                         124,523       132,102      124,554          (5.7)        --
                                                                --------      --------     --------
Noninterest expense:
   Salaries and employment benefits                               48,870        45,399       46,974           7.6        4.0
   Net occupancy                                                   5,395         5,594        4,639          (3.6)      16.3
   Furniture and equipment                                         6,014         6,054        6,588          (0.7)      (8.7)
   Stationery and supplies                                         1,277         1,525        1,404         (16.3)      (9.0)
   Other noninterest expense                                      18,077        23,090       15,675         (21.7)      15.3
                                                                --------      --------     --------
     Total noninterest expense                                    79,633        81,662       75,280          (2.5)       5.8
                                                                --------      --------     --------
     Income before income taxes and minority interest             44,890        50,440       49,274         (11.0)      (8.9)
Applicable income taxes                                           15,287        17,901       17,119         (14.6)     (10.7)
                                                                --------      --------     --------
     Net income before minority interest                          29,603        32,539       32,155          (9.0)      (7.9)
Minority interest                                                    226           241           59          (6.2)     283.1
                                                                --------      --------     --------
     Net income                                                 $ 29,377      $ 32,298     $ 32,096          (9.0)      (8.5)
                                                                ========      ========     ========

                          WILMINGTON TRUST CORPORATION
                                ANALYST SUMMARY
              As of and for the three months ended March 31, 2003

                         AVERAGE STATEMENT OF CONDITION

                                                                                                                     AVERAGE BALANCE
         (DOLLARS IN THOUSANDS)                    2003 FIRST QUARTER      2002 FOURTH QUARTER   2002 FIRST QUARTER  % CHANGE FROM
                                           ------------------------------- -------------------  -------------------  ---------------
                                           PERIOD-END    AVERAGE   AVERAGE   AVERAGE   AVERAGE    AVERAGE   AVERAGE   PRIOR   PRIOR
   YIELDS/RATES (TAX-EQUIVALENT BASIS)       BALANCE     BALANCE    RATE     BALANCE    RATE      BALANCE    RATE    QUARTER   YEAR
-----------------------------------------  ----------  ----------  ------- ----------  -------  ----------  -------  -------  ------
Assets:
Federal funds sold and securities
   purchased under agreements to resell    $    3,832  $   24,061   1.40%  $   63,497   1.65%   $   15,091   2.97%    (62.1)   59.4
                                           ----------  ----------          ----------           ----------
U.S. Treasury and government agencies         451,648     460,914   3.73      588,377   4.14       573,879   4.51     (21.7)  (19.7)
State and municipal                            16,556      16,546   8.97       16,829   9.04        17,515   8.95      (1.7)   (5.5)
Preferred stock                               119,178     114,021   7.68       99,366   7.99        80,394   8.35      14.7    41.8
Mortgage-backed securities                    707,199     642,614   4.97      434,521   5.38       430,532   6.01      47.9    49.3
Other securities                              250,168     227,475   3.17      213,868   3.58       143,263   3.52       6.4    58.8
                                           ----------  ----------   ----   ----------   ----    ----------   ----
    Total investment securities             1,544,749   1,461,570   4.55    1,352,961   4.80     1,245,583   5.23       8.0    17.3
                                           ----------  ----------          ----------           ----------
Commercial, financial and agricultural      2,153,680   2,214,827   4.53    2,208,431   4.83     1,811,611   5.07       0.3    22.3
Real estate -- construction                   604,042     544,643   4.45      469,272   4.62       421,034   5.06      16.1    29.4
Mortgage-commercial                         1,054,861   1,007,982   5.63      980,314   5.88     1,020,595   6.52       2.8    (1.2)
                                           ----------  ----------   ----   ----------   ----    ----------   ----
    Total commercial loans                  3,812,583   3,767,452   4.81    3,658,017   5.08     3,253,240   5.52       3.0    15.8
                                           ----------  ----------          ----------           ----------
Mortgage-residential                          627,129     648,964   6.82      708,910   6.83       841,819   7.08      (8.5)  (22.9)
Consumer                                    1,568,462   1,561,231   5.49    1,531,057   5.77     1,369,422   6.38       2.0    14.0
                                           ----------  ----------   ----   ----------   ----    ----------   ----
    Total retail loans                      2,195,591   2,210,195   5.88    2,239,967   6.11     2,211,241   6.65      (1.3)     --
                                           ----------  ----------          ----------           ----------
    Total loans                             6,008,174   5,977,647   5.21    5,897,984   5.47     5,464,481   5.98       1.4     9.4
                                           ----------  ----------          ----------           ----------
    Total Earning Assets                    7,556,755   7,463,278   5.07    7,314,442   5.32     6,725,155   5.83       2.0    11.0
Reserve for loan losses                       (86,010)    (84,581)            (84,928)             (79,953)            (0.4)    5.8
Goodwill                                      240,072     240,207             240,519              221,172             (0.1)    8.6
Other intangibles                              21,394      21,585              16,569                9,668             30.3   123.3
Other assets                                  535,783     518,759             504,722              499,720              2.8     3.8
                                           ----------  ----------          ----------           ----------
    Total assets                           $8,267,994  $8,159,248          $7,991,324           $7,375,762              2.1    10.6
                                           ==========  ==========          ==========           ==========
Liabilities:
Savings *                                  $  366,495  $  357,289   0.23   $  346,549   0.24    $  348,671   0.25       3.1     2.5
Interest-bearing demand *                   2,129,982   2,062,931   0.47    1,812,626   0.51     1,539,153   0.66      13.8    34.0
Certificates under $100,000 *                 867,455     874,629   3.05      891,579   3.29       896,695   3.77      (1.9)   (2.5)
Local CDs $100,000 and over *                 136,859     151,083   1.99      168,652   2.38       150,180   2.79     (10.4)    0.6
National CDs $100,000 and over              2,157,188   2,066,282   1.69    1,987,401   1.92     1,601,065   2.61       4.0    29.1
                                           ----------  ----------   ----   ----------   ----    ----------   ----
    Total interest-bearing deposits         5,657,979   5,512,214   1.36    5,206,807   1.57     4,535,764   2.00       5.9    21.5
                                           ----------  ----------          ----------           ----------
Federal funds purchased and securities
   sold under agreements to repurchase        627,940     778,733   1.64      753,022   1.86       918,163   2.48       3.4   (15.2)
U.S. Treasury demand                           10,663       8,069   0.99       16,328   1.22        56,946   1.46     (50.6)  (85.8)
                                           ----------  ----------   ----   ----------   ----    ----------   ----
    Total short-term borrowings               638,603     786,802   1.64      769,350   1.85       975,109   2.42       2.3   (19.3)
                                           ----------  ----------          ----------           ----------
Long-term debt                                160,500     160,500   6.58      160,500   6.61       160,500   6.58        --      --
                                           ----------  ----------   ----   ----------   ----    ----------   ----
    Total interest-bearing liabilities      6,457,082   6,459,516   1.52    6,136,657   1.73     5,671,373   2.20       5.3    13.9
Demand deposits *                             919,080     800,656             970,335              871,436            (17.5)   (8.1)
Other noninterest funds                       180,593     203,106             207,450              182,346             (2.1)   11.4
                                           ----------  ----------          ----------           ----------
Total funds used to support earning assets  7,556,755   7,463,278   1.32    7,314,442   1.46     6,725,155   1.86       2.0    11.0
Stockholders' equity                          754,806     746,504             740,789              695,071              0.8     7.4
    Equity used to support earning assets    (180,593)   (203,106)           (207,450)            (182,346)            (2.1)   11.4
Other liabilities                             137,005     152,489             143,451              137,862              6.3    10.6
Minority interest                                  21          83                  92                   20             (9.8)  315.0
                                           ----------  ----------          ----------           ----------
    Total liabilities and stockholders'
      equity                               $8,267,994  $8,159,248          $7,991,324           $7,375,762              2.1    10.6
                                           ==========  ==========          ==========           ==========
Total deposits                             $6,577,059  $6,312,870          $6,177,142           $5,407,200              2.2    16.7
* Core deposits                             4,419,871   4,246,588           4,189,741            3,806,135              1.4    11.6
Tax-equivalent net interest income                         69,556              71,207               66,489
Net interest margin (tax-equivalent basis)                          3.75                3.86                 3.97

----------
* Average rates are calculated using average balances based on historical cost and do not reflect market valuation adjustments.

                          WILMINGTON TRUST CORPORATION
                                ANALYST SUMMARY
              As of and for the three months ended March 31, 2003


                                                               % CHANGE FROM:
                                                            --------------------
                                                                          PRIOR
         QUARTERLY REVENUE GROWTH                            PRIOR        YEAR
           VS. MARKET DECLINES                              QUARTER      QUARTER
------------------------------------------                  -------      -------
Wealth advisory services                                      2.7%          7.4%
DJIA (1Q avg.)                                               (2.4)        (19.2)
S&P 500 (1Q avg.)                                            (2.3)        (23.9)
Nasdaq (1Q avg.)                                              0.3         (28.9)

                                                            MAR. 31,    DEC. 31,
     WILMINGTON TRUST MANAGED ASSETS                          2003        2002
-----------------------------------------                   --------    --------
Equities                                                       54%         56%
Fixed income                                                   26          26
Cash and equivalent instruments                                12          10
Mutual funds                                                    5           5
Misc. assets                                                    3           3

                                                                       % CHANGE FROM:
                                                                      ----------------
                                                                                PRIOR
                                       MAR. 31,   DEC. 31,  MAR. 31,   PRIOR    YEAR
ASSETS UNDER MANAGEMENT (BILLIONS)       2003       2002      2002    QUARTER  QUARTER
----------------------------------     --------   --------  --------  -------  -------
Wilmington Trust                       $ 22.559   $ 21.724  $ 24.227     3.8%   (6.9)%
Roxbury Capital Management                3.163      3.850     7.700   (17.8)  (58.9)
Cramer Rosenthal McGlynn                  3.168      3.696     4.640   (14.3)  (31.7)
                                       --------   --------  --------
Combined assets under management       $ 28.890   $ 29.270  $ 36.567    (1.3)  (21.0)
                                       ========   ========  ========

CREDIT QUALITY

                                                  MAR. 31,   DEC. 31,   MAR. 31,
      LOAN PORTFOLIO COMPOSITION                    2003       2002       2002
--------------------------------------            --------   --------   --------
Commercial, financial and agricultural               36%        39%        34%
Real estate -- construction                          10          8          8
Mortgage-commercial                                  18         16         18
Mortgage-residential                                 10         11         15
Consumer                                             26         26         25

                                      MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,
    INTERNAL RISK RATING                2003       2002       2002        2002
---------------------------           --------   --------   ---------   --------
Pass                                   95.52%     95.65%      95.62%     95.23%
Watchlisted                             2.48       2.57        2.29       2.41
Substandard                             1.79       1.53        1.83       2.26
Doubtful                                0.21       0.25        0.26       0.10

                          WILMINGTON TRUST CORPORATION
                                ANALYST SUMMARY
              As of and for the three months ended March 31, 2003

                 TOTAL ADVISORY FEES REVISED FOR REORGANIZATION

                                                                      FOR THE QUARTER ENDED
                                --------------------------------------------------------------------------------------------------
                                MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,
                                  2003       2002       2002         2002      2002       2001       2001        2001       2001
                                --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Total advisory fees:
 Wealth advisory services       $ 33,635   $ 32,735   $  31,190   $ 31,713   $ 31,308   $ 28,996   $  26,457   $ 26,947   $ 27,351
 Corporate client services        14,927     18,224      17,168     15,275     13,559     15,910      13,930     13,528     11,363
 Affiliate managers                 (223)      (226)      4,214      4,412      7,870      4,086       5,549      4,743      6,176
                                --------   --------   ---------   --------   --------   --------   ---------   --------   --------
   Total advisory fees            48,339     50,733      52,572     51,400     52,737     48,992      45,936     45,218     44,890
 Amortization of other
    intangibles and goodwill        (328)      (368)       (644)      (159)       (82)    (2,000)     (2,132)    (2,062)    (2,001)
                                --------   --------   ---------   --------   --------   --------   ---------   --------   --------
 Net total advisory fees
    after amortization of
    goodwill                    $ 48,011   $ 50,365   $  51,928   $ 51,241   $ 52,655   $ 46,992   $  43,804   $ 43,156   $ 42,889
                                ========   ========   =========   ========   ========   ========   =========   ========   ========

                     TOTAL ADVISORY FEES PREVIOUSLY REPORTED

                                                                      FOR THE QUARTER ENDED
                                --------------------------------------------------------------------------------------------------
                                MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,
                                  2003       2002       2002         2002      2002       2001       2001        2001       2001
                                --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Total advisory fees:
  Wealth advisory services      $ 33,343   $ 32,192   $  30,429   $ 30,976   $ 30,408   $ 27,936   $  25,584   $ 26,111   $ 26,443
  Corporate client services       15,219     18,767      17,929     16,012     14,459     16,970      14,802     14,364     12,271
  Affiliate managers                (223)      (226)      4,214      4,412      7,870      4,086       5,550      4,743      6,176
                                --------   --------   ---------   --------   --------   --------   ---------   --------   --------
  Total advisory fees             48,339     50,733      52,572     51,400     52,737     48,992      45,936     45,218     44,890
  Amortization of other
     intangibles and goodwill       (328)      (368)       (644)      (159)       (82)    (2,000)     (2,132)    (2,062)    (2,001)
                                --------   --------   ---------   --------   --------   --------   ---------   --------   --------
  Net total advisory fees
    after amortization of
    goodwill                    $ 48,011   $ 50,365   $  51,928   $ 51,241   $ 52,655   $ 46,992   $  43,804   $ 43,156   $ 42,889
                                ========   ========   =========   ========   ========   ========   =========   ========   ========

Advisory fees revised

As a result of an internal management reorganization that took effect at the beginning of 2003, some revenue that previously was reported as corporate client revenue is now recorded as wealth advisory revenue. Revised amounts are restated above.

Certain commercial loan balances reclassified

Commercial loan balances for the 2003 first quarter reflect changes that were made after an analysis of ledger coding revealed inconsistencies in the categories in which loans were recorded. This resulted in a reclassification of approximately $192 million, or 5%, of the commercial portfolio. The $192 million was moved out of the general commercial and industrial category. Approximately $90 million of that amount was reclassified as commercial real estate loans, and the remaining $102 million was moved into the commercial mortgage category.